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Exhibit 10.6

Commercial invoice

Date: December 7, 2007

No.: UIS 1272007-1

To: UNITED INTEGRATED SERVICES

5F., No. 3, Lane 7, Paokao Road

Hsintien City, Taipei Hsien 23114, Taiwan

Tel: 886 2 29174060

Fax: 886 2 29174573

Ref: JRH07-185

US Customs Invoice, 447247082

No.	Description	Qty.	Unit Price (US$)	Amount (US$)

1.	IR cameras assemblies	40 units	2,982.00	$119,280.00
(NIGHTVIEW2000)
Thermal Imaging Cameras used for Medical
Imaging as part of SPECTRUM9000 System
2.	US Customs Invoice, 447247082	262.57
3.	US Customs, (estimate)	200.00
Total	$119,742.57

The Detectors installed in the export cameras shall be procured in accordance with reference E-mail, attention Ms. Jane Huang, from Brenda Little, DRS, contracts, November 30, 2007.

(1)	The export of the IR Cameras containing the U3000 detectors will be in accordance with a future US Department of Commerce Export License..
(2)

The service charges associated with import, export, shipping and handling have been prepaid by United Integrated Services. Any expense incurred not covered by the prepayment will be separately billed to UIS.

Infrared Systems International will hold the forty (40) U3000 detectors until such time as the US DOC export license is granted, and all conditions of said license have been satisfied. ISI cannot guarantee the US DOC will issue an export license, and UIS accepts all risks associated with this agreement.

/s/Gary E. Ball/s/
Gary E. Ball
President

Infrared Systems International, Inc.

1 of 2

15 N. Longspur Drive, The Woodlands, TX 77380, USA

Tel: (310) 213-2143, FAX (281) 419-1955, E-Mail: Ballwsge@flash.net